EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, Gary D. Henley and Lance A. Berry, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this annual report on Form 10-K for the year ended December 31, 2010, of Wright Medical Group, Inc. (the Company) fully complies with the requirements of Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 10, 2011

/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer